Gregory S. Weishar
Chief Executive Officer
Gregory S. Weishar
Chief Executive Officer
30
TH
ANNUAL J.P. MORGAN
HEALTHCARE CONFERENCE 2012
January 12, 2012
30
TH
ANNUAL J.P. MORGAN
HEALTHCARE CONFERENCE 2012
January 12, 2012
Exhibit (a)(17)

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT
These slides accompany an oral presentation by PharMerica, which contains forward-looking statements that are based on current expectations, estimates, our beliefs and assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate.  While we may elect to update these forward-
looking statements at some point in the future, we disclaim any obligation to do so, even if our estimates or assumptions change.  In light of these and other uncertainties, the inclusion of a forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved.  You should not place undue reliance on these forward-looking statements. Factors which could cause our actual results to be materially different from those expressed in or implied by the forward-looking statements we make include, but are not limited to, the outcome of, or developments concerning, the tender offer by Omnicare, Inc. ("Omnicare"); other potential commercial or business combination proposals that have or may be received in the future; the outcome of any litigation related to the Omnicare offer or any other offer or proposal and the Board’s recommendation to the stockholders concerning the Omnicare offer or any other offer or proposal; our access to capital, credit ratings, indebtedness, and ability to raise additional financings and operate under the terms of our debt obligations; our ability to attract and maintain key personnel and employees; the effects of adverse economic trends or intense competition in the markets in which we operate; the effects of retaining existing customers and service contracts and our ability to attract new customers for growth of our business; our ability to successfully pursue our development and acquisition activities and successfully integrate new operations and systems, including the realization of anticipated revenues, economies of scale, cost savings, and productivity gains associated with such operations; our ability to control costs, particularly labor and employee benefit costs, rising pharmaceutical costs, and regulatory compliance costs; the effects of healthcare reform and government regulations, including, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare and institutional pharmacy services industries; changes in the reimbursement rates or methods of payment from Medicare and Medicaid and other third party payers to both us and its customers; our ability to anticipate a shift in demand for generic drug equivalents and the impact on the financial results including the negative impact on brand drug rebates; and other factors, risks and uncertainties referenced in our filings with the SEC, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2010.
Additional Information
These slides do not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer by Omnicare, we filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND STOCKHOLDERS OF
PHARMERICA ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT
INFORMATION. Investors and stockholders may obtain free copies of these documents and other documents filed with the SEC by us through the web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by us may be obtained free of charge by contacting our information agent, Georgeson
Inc., at (866) 647-8872.
These slides contain information regarding the average of analyst consensus estimates of certain financial items for PharMerica and Omnicare.  These analyst estimates are based on projections made by securities analysts who cover PharMerica and Omnicare.  Any opinions, forecasts, estimates, projections and predictions regarding PharMerica’s and Omnicare’s performance made by analysts (and therefore, the estimate numbers) are theirs alone and do not represent the opinions, forecasts, estimates, projections or predictions of PharMerica or its management.  By providing these estimates PharMerica does not imply its adoption of, endorsement of or concurrence with such information, conclusions or recommendations.  PharMerica assumes no liability for the accuracy of such estimates and undertakes no obligation to update or revise such estimates.  The source for such estimates is First Call and other similar sources.

3 Update on Tender Offer and Synergy Review Update on Tender Offer and Synergy Review

BACKGROUND AND STATUS OF OMNICARE’S OFFER
BACKGROUND AND STATUS OF OMNICARE’S OFFER
8/2010
Former Interim CEO of Omnicare and PharMerica CEO hold introductory meeting. Agree that two companies should at least know if combination would be feasible given inherent regulatory issues. PharMerica later concludes antitrust issues difficult to overcome and neither company pursues.
4/2011 New Omnicare CEO and PharMerica CEO hold introductory meeting. Omnicare raises subject of potential combination.
6/2011
Omnicare sends letter to PharMerica stating its interest in pursuing transaction at unspecified price.  PharMerica CEO indicates that if
Omnicare would accept all of the antitrust regulatory risk, then the companies could discuss whether a transaction makes sense. Omnicare
CEO states that he would never take such a proposal to Omnicare’s Board of Directors.
7/19/2011 Omnicare sends letter to PharMerica proposing to acquire PharMerica for $15.00 per share.
7/2011 – 8/2011
PharMerica proposes mechanism using third party to permit mutual evaluation of regulatory risks while protecting sensitive customer information and confidentiality for both companies.  Omnicare rejects this mechanism and continues to demand that PharMerica provide confidential customer information so Omnicare can unilaterally assess regulatory risk.
8/23/2011
Omnicare makes public proposal to acquire PharMerica for $15.00 per share. PharMerica’s Board unanimously rejects proposal as not in the best interest of the Company or its stockholders.
9/7/2011 Omnicare commences tender offer to acquire PharMerica for $15.00 per share.
9/20/2011
PharMerica Board unanimously rejects Omnicare offer; concludes it undervalues
PharMerica and its future prospects and is not in the best interests of PharMerica's stockholders.
10/4/2011
13,837,573 shares tendered or 47.1% of outstanding shares
Original Tender Offer date extended until December 4, 2011
10/26/2011
PharMerica and Omnicare enter into agreement to exchange information to facilitate assessment of antitrust risk.
12/4/2011
2,610,235 shares tendered or 8.9% of outstanding shares
Tender Offer date extended until January 20, 2012
12/15/2011
PharMerica and Omnicare meet to discuss synergy estimates.  Omnicare defers further discussions until FTC ruling.

UPDATE ON TENDER OFFER AND DISCUSSION
UPDATE ON TENDER OFFER AND DISCUSSION
9/20/2011
PharMerica Board unanimously rejects Omnicare offer; concludes it undervalues PharMerica and its future prospects and is not in the best interests of PharMerica's stockholders.
10/4/2011
13,837,573 shares tendered or 47.1% of outstanding shares
Original Tender Offer date extended until December 4, 2011
10/26/2011
PharMerica and Omnicare enter into agreement to exchange information to facilitate assessment of antitrust risk.
12/4/2011
2,610,235 shares tendered or 8.9% of outstanding shares
Tender Offer date extended until January 20, 2012
12/15/2011
PharMerica and Omnicare meet to discuss synergy estimates.  Omnicare defers further discussions until FTC ruling.

PHARMERICA’S BOARD AND SHAREHOLDERS CONTINUE
TO REJECT OMNICARE’S OFFER
PHARMERICA’S BOARD AND SHAREHOLDERS CONTINUE
TO REJECT OMNICARE’S OFFER
PharMerica’s Board believes Omnicare's offer significantly
undervalues PharMerica
due to:
Omnicare’s offer fails to compensate PharMerica shareholders for significant synergies Omnicare will realize
Omnicare’s offer does not reflect the unique strategic value of
PharMerica to Omnicare’s shareholders
PharMerica will deliver greater value to shareholders by executing its strategic plan than accepting Omnicare’s current offer of $15 per share
•
Improvements in customer service and core pharmacy services are leading to improved retention
•
PharMerica is realizing significant value creation from recent acquisitions
PharMerica’s Board believes Omnicare's offer significantly
undervalues PharMerica
due to:
Omnicare’s offer fails to compensate PharMerica shareholders for significant synergies Omnicare will realize
Omnicare’s offer does not reflect the unique strategic value of
PharMerica to Omnicare’s shareholders
PharMerica will deliver greater value to shareholders by executing its strategic plan than accepting Omnicare’s current offer of $15 per share
•
Improvements in customer service and core pharmacy services are leading to improved retention
•
PharMerica is realizing significant value creation from recent acquisitions

7 SYNERGY ESTIMATE SYNERGY ESTIMATE ($ in millions)

Pro rata Synergy 5% 10% 15% 20%
Dollar Impact*
$  11.6 $     23.1 $     34.7 $      46.2
2012 Average EBITDA**
$  97.2 $     97.2 $     97.2 $      97.2
Total
$108.8 $   120.3 $   131.9 $    143.4
Stock Multiple 8.5x 8.5x 8.5x 8.5x
Enterprise Value
$924.4 $1,022.6 $1,120.7 $1,218.9
Less Debt
$280.0 $   280.0 $   280.0 $   280.0
Equity Value
$644.4 $   742.6 $   840.7 $   938.9
Diluted Shares in millions
30.3 30.3 30.3 30.3
Implied Price Per Share $21.24 $24.47 $27.71 $30.94
*  Based on synergy estimate median of $231 million.  Additional synergy valuations in Addendum
**  Average of Analyst Estimates as of November 2011 – Number of analysts = 9, See slide 2 for additional information regarding the analyst estimates
($ in millions)
PHARMERICA’S BOARD BELIEVES OMNICARE’S OFFER FAILS TO COMPENSATE
PHARMERICA SHAREHOLDERS FOR SIGNIFICANT SYNERGIES OMNICARE WILL REALIZE
PHARMERICA’S BOARD BELIEVES OMNICARE’S OFFER FAILS TO COMPENSATE
PHARMERICA SHAREHOLDERS FOR SIGNIFICANT SYNERGIES OMNICARE WILL REALIZE

PHARMERICA’S BOARD BELIEVES OMNICARE’S OFFER DOES NOT REFLECT
UNIQUE STRATEGIC VALUE OF PHARMERICA TO OMNICARE’S SHAREHOLDERS
PHARMERICA’S BOARD BELIEVES OMNICARE’S OFFER DOES NOT REFLECT
UNIQUE STRATEGIC VALUE OF PHARMERICA TO OMNICARE’S SHAREHOLDERS
*  See slide 2 for important information regarding the analyst estimates
** Based on $231 million Synergy Estimate Median
Share Price 20.00 $      25.00 $      30.00 $      35.00 $
Omnicare 2012 Analyst Estimates Average EPS * 2.42 $        2.42 $        2.42 $        2.42 $
Accretion due to acquisition of PMC and realized synergies ** 1.38 1.27 1.17 1.06
3.80 $        3.69 $        3.59 $        3.48 $
Accretion 57.0% 52.5% 48.4%
43.8%

10 PHARMERICA – WELL POSITIONED TO DELIVER VALUE IN EXCESS OF $15/SHARE PHARMERICA – WELL POSITIONED TO DELIVER VALUE IN EXCESS OF $15/SHARE

CORPORATE GROWTH STRATEGY
CORPORATE GROWTH STRATEGY
Organic
growth
Organic
growth
Acquisitions
Acquisitions
Drive scale
economies
Drive scale
economies
Core Services
Purchasing
Increase Share
Expand Market Reach
New Sales and Retention
Brand Price Increases
Growth in Utilization
Build a Scalable Platform to Capitalize on Future Industry Growth

ORGANIC GROWTH: NEW SALES AND RETENTION
ORGANIC GROWTH: NEW SALES AND RETENTION
Improve
Customer Service
Improve
Customer Service
Solutions
Solutions
Value Proposition
Value Proposition
Expand market offering
Expand market offering
Utilize technology to improve
customer experience and core
services
Utilize technology to improve
customer experience and core
services
Opportunities
Opportunities
Enhance Medication Availability
Enhance Medication Availability

13 EZ-MAR EZ-Order RxAllow RxExact Eservices VIEWMASTERx EZ-MAR EZ-Order RxAllow RxExact Eservices VIEWMASTERx NEW PRODUCTS DRIVE DEMAND FOR CORE SERVICES NEW PRODUCTS DRIVE DEMAND FOR CORE SERVICES

Invested several million dollars in expansion and
training of Sales Organization
Segmented Sales team between Chain and Non-chain to
improve focus – January 2011
Chain Sales team - value proposition that leverages size, scope, technology, cost containment and account management
Non-chain Sales team – focused on both growth and retention
Provided extensive sales and territory management training
for all new and existing sales personnel
Incentive plans changed to reward new bed growth and
retention
Account Management Team organized between Chain
and Non-chain clients to focus on retention
Invested several million dollars in expansion and
training of Sales Organization
Segmented Sales team between Chain and Non-chain to
improve focus – January 2011
Chain Sales team - value proposition that leverages size, scope, technology, cost containment and account management
Non-chain Sales team – focused on both growth and retention
Provided extensive sales and territory management training
for all new and existing sales personnel
Incentive plans changed to reward new bed growth and
retention
Account Management Team organized between Chain
and Non-chain clients to focus on retention
ORGANIC GROWTH: NEW SALES AND RETENTION
ORGANIC GROWTH: NEW SALES AND RETENTION

PMC Core customer licensed beds under contract:
Annual Losses - TTM as of September 30
ORGANIC GROWTH: NEW SALES AND RETENTION
ORGANIC GROWTH: NEW SALES AND RETENTION
2008 2009
2010 2011
(38,206)
(38,770)
(48,271)
(41,519)
(60,000)
(50,000)
(40,000)
(30,000)
(20,000)
(10,000)
0

BRAND AND GENERIC PRICE CHANGES
BRAND AND GENERIC PRICE CHANGES
9.1%
6.7%
6.4%
6.5%
7.9%
7.8%
8.7%
9.7%
1.3%
0.8%
1.6%
2.3%
2.7%
3.4%
3.2%
2.8%
3.8%
3.4%
-1.1%
-0.5%
-0.7%
-1.2%
0.0%
0.1%
-2%
0%
2%
4%
6%
8%
10%
12%
Brand
Generic
CPI
2002
2002
2003
2003 2004
2004
2005
2005
2006
2006
2007
2007
2008
2008
2009
2009
Source:  CVS Caremark report, Insights 2010: Evolving Pharmacy Care

GROSS PROFIT
GROSS PROFIT
32% 32% 32%
30%
31%
27%
30%
28%
26%
19%
21%
68% 68% 68%
70%
69%
73%
70%
72%
74%
81%
79%
15%
20%
25%
30%
35%
40%
45%
50%
55%
60%
65%
70%
75%
80%
85%
Q1'09 Q2'09 Q3'09 Q4'09 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11
Brand
Generic

DRIVING SCALE ECONOMIES
Completed Pharmacy Consolidations
Renegotiated Prime Vendor Agreement
Consolidated Billing, Census and Collections
Developed National IV-Nursing Services Platform
Expanded After Hours Service
$40 - $50
20 - 25
8 - 10
3 - 4
1 - 2
$72 - $91
($ in millions)

Target
Closing
Date
Geographic Presence
Licensed Beds = 107,760
DISCIPLINED ACQUISITION STRATEGY ENHANCES
REVENUE GROWTH
DISCIPLINED ACQUISITION STRATEGY ENHANCES
REVENUE GROWTH
Limited integration risk given ability to combine with
PharMerica’s scale and financial flexibility
Limited integration risk given ability to combine with
PharMerica’s scale and financial flexibility
Pharmacy Management Group 12/31/11 Ohio, Pennsylvania
Ark Pharmacy 04/01/11 South Carolina
Lone Star Pharmacy 12/31/10
Arizona, Nevada, Colorado, Iowa, Florida,
Texas
Chem Rx 11/04/10
Florida, New Jersey,
New York, Pennsylvania
Integrity Pharmacy Services 12/31/09
Florida, Massachusetts,
Pennsylvania
Continuum Care 08/11/09 Ohio, Kentucky, West Virginia
Pharmaster 10/01/08 Texas
Annual Revenues = $659mm

PHARMERICA’S BOARD AND SHAREHOLDERS CONTINUE
TO REJECT OMNICARE’S OFFER
PHARMERICA’S BOARD AND SHAREHOLDERS CONTINUE
TO REJECT OMNICARE’S OFFER
PharMerica’s Board believes Omnicare's offer significantly
undervalues PharMerica
due to:
Omnicare’s offer fails to compensate PharMerica shareholders for significant synergies Omnicare will realize
Omnicare’s offer does not reflect the unique strategic value of
PharMerica to Omnicare’s shareholders
PharMerica will deliver greater value to shareholders by executing its strategic plan than accepting Omnicare’s current offer of $15 per share
•
Improvements in customer service and core pharmacy services are leading to improved retention
•
PharMerica is realizing significant value creation from recent acquisitions
PharMerica’s Board believes Omnicare's offer significantly
undervalues PharMerica
due to:
Omnicare’s offer fails to compensate PharMerica shareholders for significant synergies Omnicare will realize
Omnicare’s offer does not reflect the unique strategic value of
PharMerica to Omnicare’s shareholders
PharMerica will deliver greater value to shareholders by executing its strategic plan than accepting Omnicare’s current offer of $15 per share
•
Improvements in customer service and core pharmacy services are leading to improved retention
•
PharMerica is realizing significant value creation from recent acquisitions

21 ADDENDUM ADDENDUM

EPS ACCRETION - $20 SHARE PRICE ANALYSIS
EPS ACCRETION - $20 SHARE PRICE ANALYSIS
$20 Share Price
Analyst
Average*
2012 Omni
Analyst
Average**
2012 PMC Synergy Combined
Purchase
Adjustments
New
Combined
Net Revenue 6,215.7 $       2,051.1 $        - $         8,266.8 $  - $               8,266.8 $
Cost of Goods Sold 4,811.4          1,761.9           (61.5)       6,511.8     -                  6,511.8
Gross Profit 1,404.3          291.4              61.5         1,755.0     -                  1,755.0
OP Expense with Dep/Am 867.4             226.2              (169.5)     924.1        22.5              946.6
Depreciation/Amortization 110.7             31.9                -            142.6        22.5              165.0
EBITDA 647.6             97.2                231.0       973.5        -                  973.5
Investment income 1.1                 -                    -            1.1            -                  1.1
Interest expense (103.6)            (10.3)              -            (113.9)       (13.6)             (127.5)
Income before taxes 434.5             54.8                231.0       718.2        (36.1)             682.1
Effective tax rate 37.20% 40.40% 37.20% 37.20% 37.20% 37.20%
Provision for income tax 161.7             22.2                85.9         267.2        (13.4)             253.7
Reduction to provision -                    -                    (1.8)         -              -                  -
Net income 272.8 $          32.6 $             146.8 $    451.0 $     (22.7) $          428.4 $
Average shares outstanding 112.8             29.8                112.8       112.8        112.8            112.8
EPS 2.42 $            1.12 $             1.30 $      4.00 $       (0.20) $          3.80 $
Adjusted shares outstanding 112.8             112.8              112.8       112.8        112.8            112.8
Adjusted EPS 2.42 $            0.29 $             1.30 $      4.00 $       (0.20) $          3.80 $
EBITDA Margin% 10.42% 4.74% 11.78%
EPS Accretion 1.38 $
*Average of Analyst Estimates as of December 2011 - Number of analysts = 3  See slide 2 for important information regarding analyst estimates
**Average of Analyst Estimates as of November 2011 - Number of analysts = 9  See slide 2 for important information regarding analyst estimates

$25 Share Price
Analyst
Average*
2012 Omni
Analyst
Average**
2012 PMC Synergy Combined
Purchase
Adjustments
New
Combined
Net Revenue 6,215.7 $       2,051.1 $        - $         8,266.8 $   - $                8,266.8 $
Cost of Goods Sold 4,811.4          1,761.9           (61.5)       6,511.8      -                    6,511.8
Gross Profit 1,404.3          291.4              61.5         1,755.0      -                    1,755.0
OP Expense with Dep/Am 867.4             226.2              (169.5)     924.1         28.4               952.5
Depreciation/Amortization 110.7             31.9                -            142.6         28.4               171.0
EBITDA 647.6             97.2                231.0       973.5         -                    973.5
Investment income 1.1                 -                    -            1.1             -                    1.1
Interest expense (103.6)            (10.3)              -            (113.9)       (26.6)              (140.5)
Income before taxes 434.5             54.8                231.0       718.2         (55.1)              663.1
Effective tax rate 37.20% 40.40% 37.20% 37.20% 37.20% 37.20%
Provision for income tax 161.7             22.2                85.9         267.2         (20.5)              246.7
Reduction to provision -                    -                    (1.8)         -              -                    -
Net income 272.8 $          32.6 $             146.8 $    451.0 $      (34.6) $           416.4 $
Average shares outstanding 112.8             29.8                112.8       112.8         112.8             112.8
EPS 2.42 $            1.12 $             1.30 $      4.00 $        (0.31) $           3.69 $
Adjusted shares outstanding 112.8             112.8              112.8       112.8         112.8             112.8
Adjusted EPS 2.42 $            0.29 $             1.30 $      4.00 $        (0.31) $           3.69 $
EBITDA Margin% 10.42% 4.74% 11.78%
EPS Accretion 1.27 $
*Average of Analyst Estimates as of December 2011 - Number of analysts = 3  See slide 2 for important information regarding analyst estimates
**Average of Analyst Estimates as of November 2011 - Number of analysts = 9  See slide 2 for important information regarding analyst estimates
EPS ACCRETION - $25 SHARE PRICE ANALYSIS
EPS ACCRETION - $25 SHARE PRICE ANALYSIS

EPS ACCRETION - $30 SHARE PRICE ANALYSIS
EPS ACCRETION - $30 SHARE PRICE ANALYSIS
$30 Share Price
Analyst
Average*
2012 Omni
Analyst
Average**
2012 PMC Synergy Combined
Purchase
Adjustments
New
Combined
Net Revenue 6,215.7 $       2,051.1 $        - $         8,266.8 $  - $               8,266.8 $
Cost of Goods Sold 4,811.4          1,761.9           (61.5)       6,511.8     -                  6,511.8
Gross Profit 1,404.3          291.4              61.5         1,755.0     -                  1,755.0
OP Expense with Dep/Am 867.4             226.2              (169.5)     924.1        34.4              958.5
Depreciation/Amortization 110.7             31.9                -            142.6        34.4              177.0
EBITDA 647.6             97.2                231.0       973.5        -                  973.5
Investment income 1.1                 -                    -            1.1            -                  1.1
Interest expense (103.6)            (10.3)              -            (113.9)       (39.6)             (153.5)
Income before taxes 434.5             54.8                231.0       718.2        (74.0)             644.1
Effective tax rate 37.20% 40.40% 37.20% 37.20% 37.20% 37.20%
Provision for income tax 161.7             22.2                85.9         267.2        (27.5)             239.6
Reduction to provision -                    -                    (1.8)         -              -                  -
Net income 272.8 $          32.6 $             146.8 $    451.0 $     (46.5) $          404.5 $
Average shares outstanding 112.8             29.8                112.8       112.8        112.8            112.8
EPS 2.42 $            1.12 $             1.30 $      4.00 $       (0.41) $          3.59 $
Adjusted shares outstanding 112.8             112.8              112.8       112.8        112.8            112.8
Adjusted EPS 2.42 $            0.29 $             1.30 $      4.00 $       (0.41) $          3.59 $
EBITDA Margin% 10.42% 4.74% 11.78%
EPS Accretion 1.17 $
*Average of Analyst Estimates as of December 2011 - Number of analysts = 3  See slide 2 for important information regarding analyst estimates
**Average of Analyst Estimates as of November 2011 - Number of analysts = 9  See slide 2 for important information regarding analyst estimates

EPS ACCRETION - $35 SHARE PRICE ANALYSIS
EPS ACCRETION - $35 SHARE PRICE ANALYSIS
$35 Share Price
Analyst
Average*
2012 Omni
Analyst
Average**
2012 PMC Synergy Combined
Purchase
Adjustments
New
Combined
Net Revenue 6,215.7 $      2,051.1 $     - $           8,266.8 $  - $               8,266.8 $
Cost of Goods Sold 4,811.4         1,761.9        (61.5)         6,511.8     -                  6,511.8
Gross Profit 1,404.3         291.4           61.5          1,755.0     -                  1,755.0
OP Expense with Dep/Am 867.4            226.2           (169.5)       924.1        40.4              964.5
Depreciation/Amortization 110.7            31.9             -              142.6        40.4              183.0
EBITDA 647.6            97.2             231.0        973.5        -                  973.5
Investment income 1.1                -                 -              1.1            -                  1.1
Interest expense (103.6)           (10.3)            -              (113.9)       (52.6)             (166.5)
Income before taxes 434.5            54.8             231.0        718.2        (93.0)             625.2
Effective tax rate 37.20% 40.40% 37.20% 37.20% 37.20% 37.20%
Provision for income tax 161.7            22.2             85.9          267.2        (34.6)             232.6
Reduction to provision -                  -                 (1.8)           -              -                  -
Net income 272.8 $         32.6 $          146.8 $     451.0 $     (58.4) $          392.6 $
Average shares outstanding 112.8            29.8             112.8        112.8        112.8            112.8
EPS 2.42 $           1.12 $          1.30 $       4.00 $       (0.52) $          3.48 $
Adjusted shares outstanding 112.8            112.8           112.8        112.8        112.8            112.8
Adjusted EPS 2.42 $           0.29 $          1.30 $       4.00 $       (0.52) $          3.48 $
EBITDA Margin% 10.42% 4.74% 11.78%
EPS Accretion 1.06 $
*Average of Analyst Estimates as of December 2011 - Number of analysts = 3  See slide 2 for important information regarding analyst estimates
**Average of Analyst Estimates as of November 2011 - Number of analysts = 9  See slide 2 for important information regarding analyst estimates

Synergy  Estimate $231.0 Synergy Estimate $231.0
Pro rata Synergy 5% 10% 15% 20% Pro rata Synergy 5% 10% 15% 20%
Dollar Impact $  11.6 $  23.1 $    34.7 $    46.2 Dollar Impact $    11.6 $    23.1 $    34.7 $    46.2
2012 Average EBITDA* $  97.2 $  97.2 $    97.2 $    97.2 2012 Average EBITDA* $    97.2 $    97.2 $    97.2 $    97.2
Total $108.8 $120.3 $  131.9 $  143.4 Total $  108.8 $  120.3 $  131.9 $  143.4
Stock Multiple 8.0 8.0 8.0 8.0 Stock Multiple 8.5 8.5 8.5 8.5
Enterprise Value $870.0 $962.4 $1,054.8 $1,147.2 Enterprise Value $924.4 $1,022.6 $1,120.7 $1,218.9
Less Debt $280.0 $280.0 $280.0 $280.0 Less Debt $280.0 $280.0 $280.0 $280.0
Equity Value $590.0 $682.4 $774.8 $867.2 Equity Value $644.4 $742.6 $840.7 $938.9
Diluted Shares 30.3 30.3 30.3 30.3 Diluted Shares 30.3 30.3 30.3 30.3
Implied Price Per Share $19.45 $22.49 $25.54 $28.58 Implied Price Per Share $21.24 $24.47 $27.71 $30.94
Synergy Estimate $231.0 Synergy Estimate $231.0
Pro rata Synergy 5% 10% 15% 20% Pro rata Synergy 5% 10% 15% 20%
Dollar Impact $    11.6 $    23.1 $    34.7 $    46.2 Dollar Impact $    11.6 $  23.1 $    34.7 $    46.2
2012 Average EBITDA*
$    97.2 $    97.2 $    97.2 $    97.2
2012 Average EBITDA*
$    97.2 $  97.2 $    97.2 $    97.2
Total $  108.8 $  120.3 $  131.9 $  143.4 Total $  108.8 $  120.3 $  131.9 $  143.4
Stock Multiple 9.0 9.0 9.0 9.0 Stock Multiple 9.5 9.5 9.5 9.5
Enterprise Value $978.8 $1,082.7 $1,186.7 $1,290.6 Enterprise Value $1,033.1 $1,142.9 $1,252.6 $1,362.3
Less Debt $280.0 $280.0 $280.0 $280.0 Less Debt $280.0 $280.0 $280.0 $280.0
Equity Value $698.8 $802.7 $906.7 $1,010.6 Equity Value $753.1 $862.9 $972.6 $1,082.3
Diluted Shares 30.3 30.3 30.3 30.3 Diluted Shares 30.3 30.3 30.3 30.3
Implied Price Per Share $23.03 $26.46 $29.88 $33.31 Implied Price Per Share $24.82 $28.44 $32.05 $35.67
SYNERGY VALUATION SYNERGY VALUATION
* 2012 Average EBITDA source = Analyst Consensus as of November 2011 – Number of analysts = 9  See slide 2 for important information regarding the analyst estimates